                                                                    EXHIBIT 10.7



               ITT DESTINATIONS, INC. 1997 RESTRICTED STOCK PLAN

                           FOR NON-EMPLOYEE DIRECTORS

                ARTICLE I -- PLAN ADMINISTRATION AND ELIGIBILITY

1.1  PURPOSE


     The purpose of the ITT Destinations, Inc. 1997 Restricted Stock Plan for Non-Employee Directors (the "Plan") is to attract and retain persons of ability as directors of ITT Destinations, Inc., a Nevada corporation (the "Company"), and to provide them with a closer identity with the interests of the Company's stockholders by paying the Annual Retainer in common stock of the Company.


1.2  ADMINISTRATION

     The Plan shall be administered by the Compensation and Personnel Committee of the Board of Directors (hereinafter referred to as the "Committee"). The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan. All interpretations of the Plan or any Restricted Stock awards issued under it shall be final and binding upon all persons having an interest in the Plan. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder.

1.3  ELIGIBILITY

     Directors of the Company who are not employees of the Company or any of its subsidiaries shall be eligible to participate in the Plan.

1.4  STOCK SUBJECT TO THE PLAN


     (a) The maximum number of shares which may be granted under the Plan shall be 120,000 shares of common stock of the Company (the "Stock").


     (b) If any Restricted Stock is forfeited by a Director in accordance with the provisions of Section 2.2(c), such shares of Restricted Stock shall be restored to the total number of shares available for grant pursuant to the Plan.

     (c) Upon the grant of a Restricted Stock award the Company may distribute newly issued shares or treasury shares.

                         ARTICLE II -- RESTRICTED STOCK

2.1  RESTRICTED STOCK AWARDS


     Restricted Stock awards shall be made automatically on the date of the Annual Meeting of Stockholders, to each Director elected at the meeting or continuing in office following the meeting, including but not limited to, the first Annual Meeting of Stockholders following the 1997 distribution of Stock to the shareholders of ITT Corporation, a Nevada corporation, without proration for any partial year. The award shall equal the number of whole shares arrived at by dividing the Annual Retainer that is in effect for the calendar year within which the award date falls, by the Fair Market Value of the Company's common stock. Fractional shares shall be paid in cash.


     (a) "Annual Retainer" shall mean the amount that is payable to a Director for service on the Board of Directors during the calendar year. Annual Retainer shall not include fees paid for attendance at any Board or Committee meeting.

     (b) "Fair Market Value" shall mean the average of the high and low prices per share of the Company's common stock on the date of the Annual Meeting, as reported by the New York Stock Exchange Composite Tape.

2.2  TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

     (a) Written Agreement -- Each Restricted Stock award shall be evidenced by a written agreement delivered to the Director in such form as the Committee shall prescribe. Such agreement shall include the restrictions described under
Section 2.2(c) and any other restrictions and conditions on the shares as the Committee deems appropriate.

     (b) Shares held in Escrow -- The Restricted Stock subject to such award shall be registered in the name of the Director and held in escrow by the Committee until the restrictions on such shares lapse as described below.


     (c) Restrictions -- Restricted Stock granted to a Director shall not vest and may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, prior to the earliest of the following dates:



          (1) The third anniversary of the date of grant.


          (2) Retirement from the Board at age 72.

          (3) "Change in Control" of the Company. A "Change in Control" shall be deemed to have occurred if:

             (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, is the beneficial owner directly or indirectly of twenty percent or more of the outstanding Stock of the Company;

             (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of fifteen percent or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock);

             (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

             (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.

          (4) Death of the Director.

          (5) Disability of the Director.

          (6) Resignation by the Director on account of (i) a physical or mental condition that, in the opinion of a qualified physician, is expected to impede the Director's ability to fulfill his or her principal duties for a period of at least three months; (ii) the relocation of the Director's principal place of business to a location that increases the time required for such Director to travel to the Company's headquarters by more than 50%;
     (iii) the acceptance by the Director of a position (other than an honorary position) in the government of the United States, any State or municipality or any subdivision thereof or any organization performing any quasi-governmental function; or (iv) any circumstances which, in the opinion of outside counsel to the Company, would (or could reasonably be expected to) conflict with applicable law or any written policy of the Company.


          (7) Failure to be reelected as a Director after standing for reelection;



     (d) Dividends and Voting Rights -- The Director have the right to receive dividends with respect to such shares and to vote such shares.


     (e) The Company shall deliver to the Director, or the beneficiary of such Director, if applicable, all of the shares of stock that were awarded to the Director as Restricted Stock, within 30 days following the lapse of restrictions as described under Section 2.2(c). If the Director discontinues serving on the Board prior to the date upon which restrictions lapse as described under Section 2.2(c), such Director's Restricted Stock will be forfeited by the Director and transferred to and reacquired by the Company at no cost to the Company.

                       ARTICLE III -- GENERAL PROVISIONS

3.1  AUTHORITY

     Appropriate officers of the Company designated by the Committee are authorized to execute Restricted Stock agreements, and amendments thereto, in the name of the Company, as directed from time to time by the Committee.

3.2  ADJUSTMENTS IN THE EVENT OF CHANGE IN COMMON STOCK OF THE COMPANY

     In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up, or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the number and kind of shares which thereafter may be granted under the Plan and the number of shares of Restricted Stock awarded pursuant to Section 2.1 with respect to which all restrictions have not lapsed, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Directors participating in the Plan. Any fractional shares resulting from such adjustments shall be eliminated.

3.3  RIGHTS OF DIRECTORS


     The Plan shall not be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders or to retain any Director at any particular rate of compensation. The Company shall not be obligated to issue Stock pursuant to an award of Restricted Stock for which the restrictions hereunder have lapsed if such issuance would constitute a violation of any applicable law.


3.4  BENEFICIARY


     A Director may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. In the event of the death of a Director, his beneficiary shall have the right to receive the shares of Restricted Stock awarded pursuant to the Plan. If no designated beneficiary survives the Director, the Director's estate shall be deemed to be the Director's beneficiary.

3.5  LAWS AND REGULATIONS

     The Committee shall have the right to condition any issuance of shares to any Director hereunder on such Director's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation. The Committee may postpone the delivery of stock following the lapse of restrictions with respect to awards of Restricted Stock for such time as the Committee in its discretion may deem necessary, in order to permit the Company with reasonable diligence (i) to effect or maintain registration of the Plan, or the shares issuable upon the lapse of certain restrictions respecting awards of Restricted Stock, under the Securities Act of 1933 or the securities laws of any applicable jurisdiction, or (ii) to determine that such shares and the Plan are exempt from such registration; the Company shall not be obligated by virtue of any Restricted Stock agreement or any provision of the Plan to recognize the lapse of certain restrictions respecting awards of Restricted Stock or issue shares in violation of said Act or of the law of the government having jurisdiction thereof.

3.6  AMENDMENT, SUSPENSION AND DISCONTINUANCE OF THE PLAN

     The Board may from time to time amend, suspend or discontinue the Plan, provided that the Board may not, without the approval of the holders of a majority of the outstanding shares entitled to vote, take any action which would cause the Plan to no longer comply with Rule 16b-3 under the Act, or any successor rule or other regulatory requirement.

     No amendment, suspension or discontinuance of the Plan shall impair a Director's right under a Restricted Stock award previously granted to him without his consent.

3.7  GOVERNING LAW

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York.

3.8  EFFECTIVE DATE AND DURATION OF THE PLAN


     This Plan shall be effective upon the date as of which the stock is distributed to shareholders of ITT Corporation subject to the approval of the Plan by the stockholders of the Company, and shall terminate on December 31, 2007, provided that grants of Restricted Stock made prior to the termination of the Plan may vest following such termination in accordance with their terms.